Sheldahl, Inc. and Subsidiary
Statement regarding computation of earnings per share
(in thousands, except per data)                                       Exhibit 11


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

                                                                   Three Months ended
                                                         November 27, 1998    November 28, 1997
Basic earnings per share
Weighted average number of issued shares
 outstanding used to compute basis
 earnings per share                                             10,402               9,036
                                                              --------            --------
                                                              --------            --------

Net loss before convertible preferred
 stock dividends                                              $(2,337)            $(7,386)

Convertible preferred stock dividends                           $(654)              $(187)
                                                              --------            --------

Net loss applicable to common shareholders                    $(2,991)            $(7,573)
                                                              --------            --------
                                                              --------            --------

Net loss per common share                                      $(0.29)             $(0.84)
                                                              --------            --------
                                                              --------            --------

Diluted earnings per share

Weighted average number of issued shares
 outstanding used to compute basis
 earnings per share                                             10,402               9,036

Effect of stock options under treasury
 under treasury stock method                                        --                  --

Effect of convertible preferred stock
 under treasury stock method                                        --                  --
                                                              --------            --------

Weighted average number of issued shares
 outstanding used to compute diluted
 earnings per share                                             10,402               9,036
                                                              --------            --------
                                                              --------            --------

Net loss before convertible preferred
  stock dividends                                             $(2,337)            $(7,386)

Convertible preferred stock dividends                         $  (654)            $  (187)
                                                              --------            --------

Net loss applicable to common shareholders                    $(2,991)            $(7,573)
                                                              --------            --------
                                                              --------            --------

Net loss to common shareholders                               $ (0.29)            $ (0.84)
                                                              --------            --------
                                                              --------            --------

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